Exhibit 3.4

EXECUTION COPY

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

HILAND PARTNERS GP, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

DATED AS OF

FEBRUARY 15, 2005

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1	Definitions
1.2	Rules of Construction

ARTICLE 2
ORGANIZATION

2.1	Formation of the Company
2.2	Company Name
2.3	Term
2.4	Purposes and Powers
2.5	Place of Business, Agent and Office of the Company
2.6	Title to Company Assets

ARTICLE 3
CAPITAL AND CAPITAL ACCOUNTS

3.1	Membership Interests and Units
3.2	Initial Capital Contributions
3.3	Subsequent Transfer
3.4	Members of the Company at the Effective Date
3.5	Transfer of Units and Admission of Substitute Members
3.6	Issuance of Additional Units
3.7	Subsequent Capital Contributions
3.8	Loans to the Company
3.9	Capital Accounts
3.10	General Provisions Regarding Capital Contributions
3.11	Limitation on Liability

ARTICLE 4
DISTRIBUTIONS

4.1	Distributions Generally
4.2	Operating Distributions
4.3	Tax Liability Distributions
4.4	Distributions on Dissolution and Winding Up
4.5	Limitation on Distributions
4.6	Withholding of Taxes

ARTICLE 5
ALLOCATIONS

5.1	Allocations of Profit and Loss
5.2	Allocations of Liquidating Gain and Loss
5.3	Transfers
5.4	Additional Allocations
5.5	Income Tax Allocations
5.6	Negative Capital Accounts

i

ARTICLE 6
MEETINGS OF MEMBERS

6.1	Time and Place
6.2	Annual Meeting
6.3	Special Meeting
6.4	Record Date for Determination of Membership
6.5	Notice to Members
6.6	Waiver
6.7	Quorum
6.8	Voting Rights
6.9	Voting and Proxies
6.10	Action by Consent of the Members
6.11	Telephonic Meetings
6.12	Compensation of Members

ARTICLE 7
MANAGEMENT

7.1	Management of the Company’s Affairs
7.2	Number; Qualification; Election; Tenure
7.3	Notice
7.4	Regular Meetings
7.5	Special Meetings
7.6	Action by Consent of the Board
7.7	Telephonic Meetings
7.8	Quorum; Voting Requirement
7.9	Committees
7.10	Vacancies; Increases in the Number of Directors
7.11	Removal
7.12	Compensation of Directors

ARTICLE 8
OFFICERS

8.1	Elected Officers
8.2	Election and Term of Office
8.3	Chairman of the Board
8.4	President and Chief Executive Officer
8.5	Vice Presidents
8.6	Chief Financial Officer and Assistant Treasurers
8.7	Secretary and Assistant Secretaries
8.8	Removal
8.9	Vacancies
8.10	Compensation
8.11	Powers of Attorney
8.12	Delegation of Authority

ARTICLE 9
STANDARDS OF CONDUCT, LIABILITY AND INDEMNIFICATION

9.1	Standards of Conduct and Fiduciary Duties

9.2	Liability and Exculpation
9.3	Indemnification

ARTICLE 10
TAXES

10.1	Tax Returns
10.2	Tax Elections
10.3	Tax Matters Member

ARTICLE 11
TRANSFER OF UNITS;
ADMISSION OF SUBSTITUTE MEMBERS

11.1	Restrictions on Transfers of Units
11.2	Rights of Certain Class A Members and Class B Members to Transfer Units
11.3	Substitute Members
11.4	Assignees
11.5	Requirements Applicable to All Transfers
11.6	Release of Transferor’s Liability
11.7	Prohibition Against Hypothecation
11.8	Option to Repurchase Units Assigned by Operation of Law in Violation of Article 11
11.9	General Provisions relating to Transfer of Units
11.10	Further Admissions of Additional Members

ARTICLE 12
PURCHASE OF CLASS B UNITS

12.1	Put Right Upon Certain Events
12.2	Call Right Upon Certain Events
12.3	Termination of Class A Units
ARTICLE 13
CO-SALE OBLIGATIONS
13.1	Notice of Certain Sales
13.2	Co-Sale Obligations and Rights
13.3	Delivery of Documents to Effectuate Transfer
13.4	Consummation of Transfer
13.5	Exempt Transfers
13.6	Termination of Rights Conferred in this Article 13

ARTICLE 14
PREEMPTIVE RIGHTS

14.1	Grant of Preemptive Rights
14.2	Definition of Class A Equivalent Membership Interests
14.3	Definition of “New Membership Interests”
14.4	Terms of the Preemptive Rights Offering

ARTICLE 15
BOOKS OF ACCOUNT, RECORDS AND REPORTS

15.1	Preparation and Maintenance of Books and Records
15.2	Company Documentation Requirements
15.3	Fiscal Year

15.4	Company Funds
15.5	Statements

ARTICLE 16
DISSOLUTION AND TERMINATION OF THE COMPANY

16.1	Dissolution
16.2	Winding Up and Liquidation
16.3	No Recourse
16.4	No Deficit Contribution Obligation

ARTICLE 17
AMENDMENTS; POWER OF ATTORNEY

17.1	Amendments Generally
17.2	Power of Attorney

ARTICLE 18
MISCELLANEOUS

18.1	No Registration of Units
18.2	Exhibits
18.3	Severability
18.4	Successors and Assigns
18.5	Governing Law
18.6	Counterparts
18.7	No Third Party Beneficiaries
18.8	Notices
18.9	Spouses
18.10	Entire Agreement; Interpretation

Schedules and Exhibits:

SCHEDULE A – Schedule of Members

EXHIBIT A – Form of Unit Certificate

EXHIBIT B – Vesting

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

HILAND PARTNERS GP, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of HILAND PARTNERS GP, LLC (the “Company”) is made and entered into as of February 15, 2005 (the “Effective Date”), by and among each Person listed as a member of the Company on the Schedule of Members attached hereto as Schedule A, and such other holders of Units who become parties hereto from time to time.

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

1.1                                 Definitions.  The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“Act” means the Delaware Limited Liability Company Act (Delaware General Corporations Code Sections 18-101, et seq.), as it may be amended from time to time, and any corresponding provisions of succeeding law. All references in this Agreement to provisions of the Act shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

“Additional Member” has the meaning set forth in Section 3.6(b).

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, adjusted as follows:

(a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5)); and

(b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulations Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Sections 5.4(a) or 5.4(b).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith

“Affiliate” means, with respect to any person or entity, any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first Person. For the purposes of this definition, “Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Allocations” means any allocation, other than a Required Allocation, of an item of income, gain, deduction or loss pursuant to Article V.

“Agreement” has the meaning set forth in the preamble hereof, as the same may be amended from time to time in accordance with the terms hereof.

“Assignee” means any party to whom Units have been Transferred in a manner permitted under this Agreement, but who has not been admitted as a Substitute Member and thus has only the rights set forth in Section 11.4.

“Audit Committee” has the meaning set forth in Section 7.9(b).

“Board” has the meaning set forth in Section 7.1(a).

“Business Day” means any day, other than a Saturday, Sunday, or federal or Oklahoma legal holiday.

“Capital Account” means the capital account maintained by the Company with respect to each Member in accordance with the capital accounting rules described in Article 3.

“Capital Account Gross Income” and “Capital Account Deduction” means, respectively, items of gross income and deduction of the Company determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(a)                                  Any income of the Company that is exempt from federal income tax shall be taken into account as Capital Account Gross Income;

(b)                                 Any expenditures of the Company described in Section 705(a)(2)(B) of the Code shall be taken into account as Capital Account Deductions;

(c)                                  In the event the book value of any Company asset as determined for Capital Account purposes is adjusted pursuant to Section 3.9(b) or Section 3.9(c), the amount of such adjustment shall be taken into account as an item of Capital Account Gross Income or Capital Account Deduction; and

(d)                                 With respect to property reflected in the Capital Accounts at a book value different from its adjusted basis, items of depreciation, amortization and gain or loss shall be computed in the same manner as such items are computed for federal income tax purposes, except that the computation shall be made with reference to such property’s book value as determined for purposes of maintaining the Capital Accounts instead of its adjusted tax basis, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

“Capital Contribution” means the amount of money and/or the fair market value of any property (net of any liabilities encumbering such property that the Company is considered to assume or take subject to under Code Section 752) contributed to the capital of the Company by any Member.

“Certificate of Formation” means the certificate of formation for the Company as originally filed in the Office of the Secretary of State of the State of Delaware, as such certificate may be amended from time to time.

“Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer or disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Partnership or the Company to any Person and/or its Affiliates, other than to the Hamm Parties, the Partnership, the Company and/or any of their Affiliates; (ii) the consolidation, reorganization, merger or other transaction involving the Company, or a Transfer of Class A Units by the Hamm Parties, in either case pursuant to which (a) less than 35% of the outstanding Class A Units, on a fully diluted basis, are beneficially owned (as beneficial ownership is defined in Rule 13d-3 of the Exchange Act) by the Hamm Parties or any of their Affiliates or (b) any “person” or “group,” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act, (other than the Hamm Parties or any of their Affiliates) becomes the ultimate beneficial owner (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) of more of the outstanding Class A Units than are beneficially owned by the Hamm Parties or any of their Affiliates; or (iii) the Company (or an Affiliate thereof) ceases to be the general partner of the Partnership.

“Class A Members” means the holders of Class A Units that have been admitted as Members of the Company.

“Class B Members” means the holders of Class B Units that have been admitted as Members of the Company.

“Class A Units” has the meaning set forth in Section 3.1.

“Class B Units” has the meaning set forth in Section 3.1.

“Class B Valuation Price” means the price obtained for a Class B Unit by reference to the following formula:

Class B Unit Price = ((A ÷ B) x C)

Where:

“A” means the total distributions paid by the Partnership to the Company with respect to the quarter in which the measurement date occurs;

“B” means the total number of outstanding Class B Units; and

“C” means the average closing price of the Partnership’s Common Units for the twenty trading days preceding the measurement date divided by the total distributions to be paid by the Partnership on each Common Unit of the Partnership during the quarter in which the measurement date occurs.

For purposes of determining the total distributions to be paid by the Partnership to the Company or on each Common Unit of the Partnership during a particular quarter, reference shall be made to the distribution that is publicly announced to be paid by the Partnership during the quarter or, if the Partnership has not made such a public announcement, reference shall be made to the distribution that was paid during the immediately preceding quarter.

“Code” means the Internal Revenue Code of 1986, as amended. All references in this Agreement to provisions of the Code shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

“Common Units” has the meaning set forth in the Partnership Agreement.

“Company” means the limited liability company continuing under this Agreement, notwithstanding changes in its membership.

“Company Minimum Gain” means the amount determined in accordance with the principles of Treasury Regulations Section 1.704-2(d).

“Compensation Committee” has the meaning set forth in Section 7.9(c).

“Conflicts Committee” has the meaning set forth in Section 7.9(d).

“Continental Holdings” means Continental Gas Holdings, Inc., a Delaware corporation.

“Continental LP” means Continental Gas Operating, LP, an Oklahoma limited partnership and any successor thereto.  Continental Gas, Inc., an Oklahoma corporation, is the predecessor to Continental LP prior to its conversion to a limited partnership.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, of even date herewith, among the Company, the Partnership, the Operating

Company, Hiland Partners, LLC, Hiland GP, LLC, Hiland LP, LLC, Continental Holdings, Hiland Energy Partners, LLC, Equity Financial Services, Inc., Harold Hamm, the Hamm Trusts, Equity Financial, Randy Moeder, Ken Maples and Continental LP.

“Director” or “Directors” has the meaning set forth in Section 7.2(a).

“Dissolution Event” has the meaning set forth in Section 16.1.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulations Section 1.752-2(a).

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Equity Financial” means Equity Financial Services, Inc., an Oklahoma corporation.

“Excess Nonrecourse Liabilities” has the meaning set forth in Section 5.4(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“General Partner Interest” has the meaning set forth in the Partnership Agreement.

“Group Member” has the meaning set forth in the Partnership Agreement.

“Hamm Holdings” means HH GP Holding, LLC, an Oklahoma limited liability company.

“Hamm Parties” means Harold Hamm, the Hamm Trusts, any other trust primarily for the benefit of Harold Hamm and/or his family, Continental Holdings and Hamm Holdings.

“Hamm Trusts” means the Harold Hamm DST Trust and the Harold Hamm HJ Trust, collectively.

“Incentive Plans” means any plan or arrangement pursuant to which the Company or the Partnership may compensate its directors, officers, employees, consultants or service providers.

“Indemnitee” means (a) any Person who is or was an Affiliate of the Company, (b) any Person who is or was an officer, Director, fiduciary or trustee of the Company or any Affiliate of the Company, (c) any Person who is or was serving at the request of the Board as an officer, director, member, partner, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (d) any Person the Board designates as an “Indemnitee” for purposes of this Agreement.

“Independent Director” means a Director who is not (a) a security holder, officer or employee of the Company, (b) an officer, director or employee of any Affiliate of the Company or (c) a holder of any ownership interest in the Partnership Group other than Common Units and who also meets the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the Nasdaq Stock Market or any National Securities Exchange on which the Common Units are listed.

“Involuntary Transfer” has the meaning set forth in Section 11.8.

“Involuntary Transfer Date” has the meaning set forth in Section 11.8.

“Liquidating Gains” and “Liquidating Losses” means taxable income or loss of the Company as determined by taking into account only items of Capital Account Gross Income and Capital Account Deduction that arise from the sale or deemed sale of all or substantially all of the assets of the Company.

“Liquidator” has the meaning set forth in Section 16.2.

“Management Members” means each of Randy Moeder and Ken Maples.

“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulations Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.

“Members” means collectively, and as of any date of reference, all Persons who as of such date are identified as a member of the Company on Schedule A attached hereto and shall include any Person admitted to the Company as an Additional Member or a Substitute Member in accordance with the provisions of this Agreement, in each case in such Person’s capacity as a Member of the Company. The term “Member” may be used herein to refer individually to any of such Members.  For purposes of any provision of this Agreement relating to Capital Accounts or allocations or distributions to the Members, the terms “Member” or “Members” shall be deemed to include an Assignee.

“Membership Interest” means the property interest, as opposed to the personal interest, of a Member in the Company and as a holder of Units, including rights to distributions (liquidating or otherwise), allocations, information, all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement or otherwise) by virtue of the Units, whether vested or unvested, held by such Member; and all obligations, duties and liabilities imposed on that Member (under the Act, this Agreement, or otherwise) by virtue of the Units, whether vested or unvested, held by such Member.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Officers” has the meaning set forth in Section 8.1.

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of the Closing Date (as defined in the Partnership Agreement), among Harold Hamm, Continental Resources, Inc., the Partnership, the Company, Hiland Partners, LLC and Continental Holdings.

“Operating Company” means Hiland Operating, LLC, a Delaware limited liability company, and any successor thereto.

“Partnership” means Hiland Partners, LP, a Delaware limited partnership, of which the Company is the general partner.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, as the same may be amended, supplemented or restated from time to time.

“Percentage Interest” means, as of any date of determination (a) as to any Member or Assignee holding Class A Units, the quotient obtained by dividing the number of Class A Units held by such Member or Assignee by the total number of all outstanding Class A Units, expressed as a percentage and (b) as to any Member or Assignee holding Class B Units, the quotient obtained by dividing the number of Class B Units held by such Member or Assignee by the total number of outstanding Class B Units, expressed as a percentage.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Pro Rata” means apportioned among all holders of Units of a designated class in accordance with their relative Percentage Interests of such class.

“Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s net income or loss for such year or period, determined by taking into account only items of Capital Account Gross Income and Capital Account Deduction, and excluding Liquidating Gain and Liquidating Loss.

“Required Allocations” means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to Sections 5.4(a)-(h), such allocations being directly or indirectly required by the Treasury Regulations promulgated under section 704(b) of the Code.

“Securities Act” has the meaning set forth in Section 18.1.

“Spouse” means the spouse by marriage, whether statutory or common law, of a Member.

“Subordinated Units” has the meaning set forth in the Partnership Agreement.

“Subsequent Capital Contribution” means any Capital Contribution subsequent to a Member’s initial Capital Contribution.

“Substitute Member” means a Transferee who is admitted as a Member of the Company pursuant to Section 11.3.

“Tax Liability Distribution” has the meaning set forth in Section 4.3.

“Tax Matters Member” has the meaning set forth in Section 10.3(a).

“Termination Event” means, with respect to any Management Member, any of the following:

(a)                                  the termination of such Management Member’s employment by reason of a disability that entitled such Management Member to benefits under the Company’s long-term disability plan;

(b)                                 the death of such Management Member while in the employ of the Company; or

(c)                                  the termination of such Management Member’s employment for any reason other than for Cause (as determined by the Company in accordance with its employment policies).

“Transfer” (and related words) means any sale, assignment, gift (outright or in trust), hypothecation, pledge, encumbrance, mortgage, exchange or other disposition, whether voluntary or involuntary, by operation of law or otherwise, of any Units.

“Transferee” means a person who receives Units by means of a Transfer.

“Transferor” means a Member whose Units are the subject of a Transfer in whole or in part.

“Treasury Regulations” means the federal income tax regulations as promulgated by the U.S. Treasury Department, as such regulations may be in effect from time to time. All references in this Agreement to provisions of the Treasury Regulations shall be deemed to refer, if applicable, to their successor regulatory provisions to the extent appropriate in light of the context herein in which such references are used.

“Unit” has the meaning set forth in Section 3.1

“Unvested Class B Units” means Class B Units that are issued as unvested Class B Units and have not vested in accordance with the terms of Exhibit B to this Agreement.

“Vested Class B Units” means Class B Units that are not Unvested Class B Units.

1.2                                 Rules of Construction.  The following provisions shall be applied wherever appropriate herein:

(a)                                  terms defined in Section 1.1 have the meanings assigned to them in that Section for purposes of this Agreement;

(b)                                 “herein,” “hereby,” “hereunder,” “hereof,” “hereto” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(c)                                  “including” means “including without limitation” and is a term of illustration and not of limitation;

(d)                                 all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(e)                                  unless otherwise expressly provided, any term defined herein by reference to any other document shall be deemed to be amended herein to the extent that such term is subsequently amended in such document;

(f)                                    references herein to other documents and agreements means such documents and agreements as amended and restated from time to time;

(g)                                 wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(h)                                 neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof;

(i)                                     the section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such Section, or in any way affect this Agreement; and

(j)                                     any references herein to a particular Section, Article, Exhibit or Schedule (other than in connection with the Code, the Regulations or the Act) means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified.

ARTICLE 2
ORGANIZATION

2.1                                 Formation of the Company.  Pursuant to and under the Act, the Company was formed as a Delaware limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation with the Office of the Secretary of State of Delaware. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2                                 Company Name.  The name of the Company shall be “Hiland Partners GP, LLC.”  The business of the Company shall be conducted under such name or under such other name or names as the Board may determine from time to time.

2.3                                 Term.  The term of the Company commenced on October 18, 2004, which was the date of filing of the Certificate of Formation and, unless and until the Company is dissolved or merged out of existence, shall continue indefinitely.

2.4                                 Purposes and Powers.

(a)                                  The purposes of the Company are to act as the general partner of the Partnership as described in the Partnership Agreement and to engage in any lawful business or activity related to the foregoing as the Board shall determine.  The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or appropriate to the conduct, promotion or attainment of the business, purposes or activities of the Company.

(b)                                 The Members hereby specifically consent to and approve the execution and delivery by the appropriate Officers on behalf of the Company of all loan agreements, guarantees, notes, security agreements or other documents or instruments, if any, as required by any lender providing funds to the Company, the Partnership or the Operating Company and ancillary documents contemplated thereby.

2.5                                 Place of Business, Agent and Office of the Company.  The principal business office of the Company shall be at 205 West Maple, Suite 1100, Enid, Oklahoma 73701. The Board may at any time and from time to time (i) establish a different principal business office for the Company within or outside of the State of Oklahoma and (ii) establish such additional offices of the Company within or outside the State of Oklahoma as it may from time to time determine to be necessary or appropriate for the conduct of the Company’s or the Partnership’s business and affairs. The Company shall establish a registered office in the State of Delaware, and shall register as a foreign limited liability company and take such other actions as the Board determines to be necessary or appropriate to allow the Company to conduct business in such jurisdictions as the Board determines to be necessary or appropriate. The Company shall designate initial agents for the service of process in the State of Delaware and such other jurisdictions as the Board determines to be necessary or appropriate, and shall maintain the names and business addresses of such agents in the books and records of the Company. The Company may from time to time change the designation of any such party who is to serve as such agent and may provide for additional agents for service in such other jurisdictions as the Board determines to be necessary or appropriate.

2.6                                 Title to Company Assets.  Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.  Title to any or all of the Company’s assets may be held in the name of the Company or one or more of its Affiliates or one or more nominees, as the Board may determine.  All Company assets shall be recorded as the property of the Company in its books and records, regardless of the name in which record title to such Company assets is held.

ARTICLE 3
CAPITAL AND CAPITAL ACCOUNTS

3.1                                 Membership Interests and Units.  The Membership Interests in the Company shall be divided into, and represented by, two classes of units (“Units”) that are referred to herein as “Class A Units” and “Class B Units,” with each such class having the rights, powers and privileges as set forth in this Agreement.  Ownership of Units shall be evidenced by one or more Unit certificates in the form of Exhibit A attached hereto, but the status of a holder of Units as a Member of the Company shall be exclusively evidenced and determined by entry in the books and records of the Company.

3.2                                 Initial Capital Contributions.  Continental LP, the Hamm Trusts, Equity Financial, Hamm Holdings, Randy Moeder and Ken Maples have made the initial capital contribution to the Company as described in and set forth in the Contribution Agreement.  Following such initial capital contributions, the Company (a) issued 940 Class A Units to Hamm Holdings, 40 Class A Units to Randy Moeder and 20 Class A Units to Ken Maples and admitted such Persons as Class A Members and (b) issued 6,141 Class B Units to Continental LP, 1,956 Class B Units to the Harold Hamm DST Trust, 1,303 Class B Units to the Harold Hamm HJ Trust, 330 Class B Units to Randy Moeder, 200 Class B Units to Ken Maples and 70 Class B Units to Equity Financial and admitted such Persons as Class B Members.

3.3                                 Subsequent Transfer.  Pursuant to the Contribution Agreement, Continental LP distributed 6,141 Class B Units to Continental Holdings (on behalf of Hiland GP LLC (0.0614 Class B Units) and Hiland LP LLC (6,140.9386 Class B Units)).

3.4                                 Members of the Company at the Effective Date.  Schedule A reflects the Members’ ownership of the Units as of the Effective Date.

3.5                                 Transfer of Units and Admission of Substitute Members.  Units may be Transferred and Substitute Members may be admitted to the Company only in accordance with Article 11.

3.6                                 Issuance of Additional Units.

(a)                                  Subject to the approval of the holders of at least 50% of the outstanding Class A Units and subject to Article 14, the Company may issue an unlimited number of additional Class A Units or Class B Units to any Person at any time for such consideration as the Board deems appropriate.

(b)                                 If any additional Units are issued hereunder to any Person who is not already a Member, any such Person (and such Person’s spouse, as applicable) shall, as a condition to admission as an additional Member (an “Additional Member”), execute and acknowledge such instruments as the Board determines to be necessary or appropriate to effect the admission of such Person as an Additional Member, including, without limitation, the written agreement by such Person (and such Person’s spouse, as applicable) to become a party to, and be bound by, the provisions of this Agreement.  Upon the admission of any Additional Member, the Schedule of Members attached hereto as Schedule A shall be amended to reflect the admission of such Additional Member.

3.7                                 Subsequent Capital Contributions.  Except as may be required under applicable law, no Member shall be required to make any Subsequent Capital Contribution to the Company.

3.8                                 Loans to the Company.  Any Member, directly or through an Affiliate, may at any time or from time to time lend funds to the Company with the consent of the Board. Any such loan shall be repayable by the Company to the Member (or its Affiliate, if applicable) at such date or dates as they may agree, and shall bear interest and carry such other terms as they may agree at a fair market interest rate and terms for similar loans between unaffiliated parties. The Members expressly agree and acknowledge that nothing in this Section 3.8 shall be deemed to require or otherwise obligate any Member to make any such loan to the Company. A loan by a Member to the Company shall not increase the interest of the lending Member in the capital of the Company and shall not entitle such Member to any increased share in the Company’s capital, Profits or Losses.

3.9                                 Capital Accounts.

(a)                                  A Capital Account shall be established for each Member and shall be determined and maintained in accordance with the provisions of Code Section 704 and the Treasury Regulations thereunder.  A Member that has more than one class or series of Units shall have a single Capital Account that reflects all such classes or series of Units and regardless of time or manner in which such Units were acquired.  In addition to such other adjustments as may be required under this Agreement or pursuant to such Treasury Regulations, each Member’s Capital Account shall be (a) increased by (i) such Member’s Capital Contribution to the Company, plus (ii) the amount of any Profits and Liquidating Gains allocated to such Member and items of Capital Account Gross Income specially allocated to such Member pursuant to Article 5, and (b) decreased by (i) the amount of any Losses and Liquidating Losses allocated to such Member and items of Capital Account Deduction specially allocated to such Member pursuant to Article 5, (ii) the amount of any cash or other assets distributed to such Member by the Company, and (iii) the fair market value, as determined by the Board, of any property distributed, or deemed hereunder to be distributed, to such Member by the Company (net of any liabilities that such Member is considered to assume or take subject to under Code Section 752 upon any such distribution of property).

(b)                                 In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e), immediately prior to the actual or deemed distribution of any Company asset in kind, the Capital Accounts of all Members and the Company’s book carrying value of such Company asset shall be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to such Company asset as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such Company asset immediately prior to such distribution and had been allocated to the Members at such time pursuant to Article 5.  For purposes of determining such unrealized gain or unrealized loss, the fair market value, as determined by the Board, of Company assets shall be used.

(c)                                  Upon any event described in Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5), the Board may determine to restate the Capital Accounts in connection with a revaluation of the assets of the Company in order to reflect the manner in which the unrealized income, gain, loss, or deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable sale of such assets for their fair market value as determined by the Board.

(d)                                 Upon any Transfer of Units, the Transferee shall be credited on the Company’s books with the portion of the Transferor’s Capital Account that corresponds to the Transferred Units.

3.10                           General Provisions Regarding Capital Contributions.  Except as otherwise expressly provided in this Agreement (a) no Member shall have the right to demand or receive a return of its Capital Contribution, (b) under circumstances requiring hereunder a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, and (c) no Member shall receive any interest, salary or draw with respect to its Capital Contribution or its Capital Account. An unrepaid Capital Contribution is not a liability of the Company or of any Member.  No Member shall be required to contribute or to lend any cash or property to the Company to enable the Company to return the Capital Contribution of any Member.

3.11                           Limitation on Liability.  Except as otherwise required under the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Assignee shall be personally liable for or otherwise obligated with respect to any such debt, obligation or liability of the Company by reason of being a Member or Assignee.  The Members and Assignees agree that the rights, duties and obligations of the Members and Assignees in their capacities as such are only as set forth in this Agreement and as otherwise arise under the Act. Furthermore, the Members and Assignees agree that the existence of any rights of a Member or Assignee, or the exercise or forbearance from exercise of any such rights shall not create any duties or obligations of the Member or Assignees in their capacities as such, nor shall such rights be construed to enlarge or otherwise alter in any manner the duties and obligations of the Members or Assignees.

ARTICLE 4
DISTRIBUTIONS

4.1                                 Distributions Generally.  Except as provided in Sections 4.3 or 4.4, distributions to the Members shall be made only to Class B Members and shall be made on a Pro Rata basis; provided, however, that any loans from Class B Members pursuant to Section 3.8 that are then due and payable shall be repaid prior to any distributions to Class B Members. Except as provided in Sections 4.3 or 4.4, holders of Class A Units shall not be entitled to the payment of distributions in respect of Class A Units. Any distributions by the Company will be made only to Persons who, according to the books and records of the Company, were the holders of record of Units on the date determined by the Board as of which the holders of Units are entitled to the distribution in question.  The Company shall be entitled to treat the record holder of any Units as the beneficial owner thereof, and shall incur no liability for distributions made in good faith to such holder.

4.2                                 Operating Distributions.  Distributions, other than distributions payable in accordance with Section 4.4, shall be made at such times and in such amounts equal to all distributions of any nature received by the Company from the Partnership, except for such amounts determined by the Board to be retained for the necessary expenses of the Company and for the reasonable and necessary reserves as determined from time to time by the Board.

4.3                                 Tax Liability Distributions.  The Company shall make cash distributions on or prior to April 15th of each year to each Member in an amount intended to enable such Member (or any Person whose tax liability is determined by reference to the income of such Member) to discharge its United States federal, state and local income tax liabilities arising from the allocations made pursuant to Article 5 with respect to the Company’s operations in the preceding year (a “Tax Liability Distribution”).  The amount of any such Tax Liability Distribution shall be equal to 40% of the amount of net taxable income and gain allocated to such Member pursuant to Article 5 with respect to the year for which the amount of any Tax Liability Distribution is being determined; provided, however, that if the Company has made any distributions pursuant to Section 4.2 with respect to the year for which the amount of any Tax Liability Distribution is being determined, the amount of such Tax Liability Distribution shall be reduced by the amount of such distributions.

4.4                                 Distributions on Dissolution and Winding Up.  Upon the dissolution and winding up of the Company, the proceeds of liquidation after the payment of creditors as specified in Section 16.2 shall be distributed to all of the Members in accordance with their positive Capital Account balances as properly adjusted through the time of such distribution.

4.5                                 Limitation on Distributions.  Notwithstanding any other provision to the contrary in this Agreement, the Company shall not make a distribution to any Member if such distribution would violate the Act or other applicable law.

4.6                                 Withholding of Taxes.  The Company will withhold taxes from distributions to the extent required to do so by applicable law. Any amounts so withheld and paid or required to be paid to a taxing authority will be treated as if they had been distributed to the Member from whose distribution the amount was withheld.

ARTICLE 5
ALLOCATIONS

5.1                                 Allocations of Profit and Loss.  Profit and Loss for a taxable year of the Company, and each item thereof, shall be allocated among the Class B Members, Pro Rata.  No Profit or Loss for any taxable year of the Company, nor any item thereof, shall be allocated to the Class A Members.

5.2                                 Allocations of Liquidating Gain and Loss.  Liquidating Gains and Liquidating Losses shall be allocated among the Class B Members, Pro Rata.  No Liquidating Gains or Liquidating Losses shall be allocated to the Class A Members.

5.3                                 Transfers.  In the event of a Transfer of Units during a taxable year, the Company shall make an interim closing of its books (or, at the election of the applicable Transferor and Transferee and with the consent of the Board, utilize any other method permitted under

Section 706 of the Code) for purposes of determining the allocations and distributions required under this Agreement.

5.4                                 Additional Allocations.  Notwithstanding any other provisions of this Section 5.4, the following special allocations shall be made for each taxable period:

(a)                                  Notwithstanding any other provision of this Section 5.4, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6),(g)(2), and (j)(2)(i).  For purposes of this Section 5.4(a), each Member’s Capital Account shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.4 with respect to such taxable period.  This Section 5.4(a) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)                                 Notwithstanding the other provisions of this Section 5.4 (other than (a) above), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and (j)(2)(ii).  For purposes of this Section 5.4(b) each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.4, other than Section 5.4(a) above, with respect to such taxable period.  This Section 5.4(b) is intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)                                  Except as provided in (a) and (b) above, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to (a) or (b) above.

(d)                                 In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any Company taxable period, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.4(d) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.4 have been tentatively made as if this Section 5.4(d) were not in this Agreement.

(e)                                  Nonrecourse Deductions for any taxable period shall be allocated to the Class B Members, Pro Rata.

(f)                                    Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).  If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(g)                                 Nonrecourse Liabilities.  For purposes of Treasury Regulations Section 1.752-3(a)(3), the Members agree that “Excess Nonrecourse Liabilities” of the Company, as defined in Treasury Regulations Section 1.752-3(a)(3), shall be allocated 100% to the Class B Members, Pro Rata.

(h)                                 To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.

(i)                                     Notwithstanding any other provision of this Section 5.4 other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Member pursuant to the Required Allocations and Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations if the Required Allocations had not otherwise been provided for in this Section 5.4.

5.5                                 Income Tax Allocations.

(a)                                  Except as provided in this Section 5.5, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under Sections 5.1 and 5.2.

(b)                                 The Members recognize that with respect to any property contributed to the Company, there may be a difference between the basis of the property to the Company for federal income tax purposes and its fair market value at the time of the contribution.  In such case, all items of tax depreciation, cost recovery, amortization, and gain or loss with respect to such properties shall be allocated among the Class B Members to take into account such disparities in accordance with the provisions of sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections.

(c)                                  For tax purposes, recapture of tax deductions arising out of a disposition of property shall, to the extent consistent with the allocations for tax purposes of the gain or amount realized giving rise to such recapture, be allocated to the Members in the same proportions as the recaptured deduction was originally allocated.

(d)                                 All items of income, gain, loss, deduction and credit allocated to the Class B Members in accordance with the provisions hereof and basis allocations recognized by the Company for federal income tax purposes shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Sections 734 and 743 of the Code.

5.6                                 Negative Capital Accounts.  In no event shall any Member be obligated to pay to the Company, any other Member or any creditor of the Company any deficit balance in its Capital Account.

ARTICLE 6
MEETINGS OF MEMBERS

6.1                                 Time and Place.  Any meeting of the Members may be held at such time and place, within or outside the State of Oklahoma, as may be fixed by the Board or as shall be specified in the notice or waiver of notice of the meeting. If the place for a meeting is not fixed by the Board, such meeting shall be held at the Company’s principal office.

6.2                                 Annual Meeting.  The annual meeting shall be held on the date and at the time and place fixed from time to time by the Board. The annual meeting shall be for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

6.3                                 Special Meeting.  A special meeting for any purpose or purposes may be called by the Board and shall be called by the Board upon the written request of Class A Members holding at least 50% of the outstanding Class A Units.

6.4                                 Record Date for Determination of Membership.  In order that the Board may determine the Members (i) entitled to notice of or to vote at any meeting of Members, (ii) entitled to express consent to action in writing without a meeting, (iii) entitled to exercise any rights in respect of any change, conversion, or exchange of Units (iv) entitled to receive a distribution with respect to any Units, or (v) for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. The record date for determining the Members entitled to notice of or to vote at any meeting of the Members or any adjournment thereof shall not be more than 60 nor less than 10 days before the date of such meeting. The record date for determining the Members entitled to consent to action in writing without a meeting pursuant to Section 6.10 shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. The record date for any other action shall not be more than 60 days prior to such action. If no record date is fixed, (a) the record date for determining Members entitled to notice of or to vote at any meeting shall be at the close of business on the day immediately preceding the day on which notice is given or, if notice is waived by all Members, at the close of business on the day immediately preceding the day on which the meeting is held, (b) the record date for determining Members entitled to express consent to action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Company and, when prior action by the Board is required, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action, and (c) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such other purpose. A determination of the Members of record entitled to notice of or to vote at a meeting of Members is effective for any adjournment of the meeting unless the Board fixes a new record date, which the Board shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

6.5                                 Notice to Members.  Written notice stating the place, date, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, except as otherwise required by the Act. If an annual or special meeting of Members is adjourned to a different date, time, or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Section 6.4, notice of the adjourned meeting shall be given to persons who are Members as of the new record date.

6.6                                 Waiver.  Attendance of a Member, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a Member or Members entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

6.7                                 Quorum.  The holders of a majority of the outstanding Class A Units entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business, except as otherwise provided by the Act; provided, however, that at any meeting at which a matter is presented for which the Class B Members are entitled to vote, the establishment of a quorum shall also require the presence in person or by proxy of the holders of a majority of the outstanding Class B Units entitled to vote on such matter.  If, however, such a quorum shall not be present at any meeting of Members, the Chairman of the Board or a majority of the Class A Members entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

6.8                                 Voting Rights.

(a)                                  Except as otherwise provided by this Agreement or applicable law, only the Class A Members shall have the right and power to vote on matters on which the Members are entitled to vote. Each Class A Member shall be entitled to a number of votes equal to the number of Class A Units held by such Member.

(b)                                 Except as otherwise provided by this Agreement or applicable law, the Class B Members shall have no right or power to vote on any matter.  On any matter for which the Class B Members are entitled to vote, each Class B Member shall be entitled to a number of votes equal to the number of Class B Units held by such Member.

(c)                                  Notwithstanding the foregoing, the Company shall not take any of the following actions without the approval of holders of a majority of the outstanding Class A Units and holders of a majority of the outstanding Class B Units, in each case entitled to vote thereon:

(i)                                     any consolidation or merger of the Company with or into any other Person;

(ii)                                  any liquidation, dissolution or winding-up of the Company; or

(iii)                               any sale by the Company of all or substantially all of its assets.

6.9                                 Voting and Proxies.  At every meeting of the Members, each Member that is entitled to vote at such meeting shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of a majority of the outstanding Units of each class present in person or represented by proxy that are entitled to vote on a question shall decide any such question brought before such meeting, unless the question is one upon which, by express provision of the Act or this Agreement, a different vote is required, in which case such express provision shall govern.

6.10                           Action by Consent of the Members.  Any action required or permitted to be taken at a meeting of the Members, including at the annual meeting, may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding the number of Units, as applicable, as is required by the Act or this Agreement for approval of the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Members at a meeting duly called and held.

6.11                           Telephonic Meetings.  Members may participate in any meeting of the Members through the use of any means of conference telephones or similar communications equipment as long as all persons participating can hear one another.  A Member so participating shall be deemed to be present in person at the meeting.

6.12                           Compensation of Members.  Except as expressly provided in any written agreement between the Company and a Member, no Member shall receive any compensation from the Company for services provided to the Company in its capacity as a Member.

ARTICLE 7
MANAGEMENT

7.1                                 Management of the Company’s Affairs.

(a)                                  As provided in this Agreement, all management powers over the business and affairs of the Company shall be vested exclusively in a board of directors (the “Board”) and, subject to the direction of the Board, the Officers. The Directors shall constitute “managers” of the Company within the meaning of the Act.

(b)                                 No Member or Assignee, in its capacity as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.

(c)                                  Except as otherwise specifically provided in this Agreement, the authority and functions of the Board on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware.  Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company.

7.2                                 Number; Qualification; Election; Tenure.

(a)                                  The number of directors (each a “Director” and collectively, the “Directors”) constituting the Board shall be fixed from time to time pursuant to a resolution adopted by a majority of the Directors. A Director need not be a Member. Each Director shall serve as a member of the Board until the earlier of his resignation, death or removal from office or until his or her successor is duly elected and qualified. The number of Directors constituting the initial Board shall be five and the initial Directors shall be the following individuals:

Harold Hamm

Michael L. Greenwood

Edward D. Doherty

Randy Moeder

Ken Maples

(b)                                 At each annual meeting of the Class A Members, the successor to each Director shall be elected to hold office for a term expiring at the next annual meeting of Class A Members.  To be elected as a Director, a natural person must (i) be chosen in accordance with Section 7.10 or (ii)(A) have been properly nominated for a position as a Director in accordance with Section 7.2(c) and (B) receive a plurality of the votes cast for the position at a meeting of Members held for such purpose at which a quorum is present in Person or by proxy.  The Class A Members shall be entitled to elect all of the members of the Board.

(c)                                  Before a meeting of the Members at which an election of Directors is to be held, the Board shall nominate its slate of persons to be presented for election at such meeting.  Other nominations for Directors may be made by any Class A Member that holds more than 10% of the outstanding Class A Units, but any Member nominations must be in writing, in proper form and delivered to the Secretary of the Company not less than ten days prior to the meeting of Members at which the nominee is to be elected.  To be in proper form, such Member nomination must set forth in writing as to each person whom such Member proposes to nominate for election or re-election as a Director all information relating to such person as is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (or any successor rule promulgated thereunder).

7.3                                 Notice.  Written notice of all regular meetings of the Board must be given to all Directors at least five calendar days prior to the regular meeting of the Board and two business days prior to any special meeting of the Board. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

7.4                                 Regular Meetings.  The board shall meet at least quarterly, and a regular meeting of the Board shall be held without notice other than this Section 7.4 immediately after, and at the same place as, the annual meeting of the Members. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

7.5                                 Special Meetings.  Special Meetings of the Board may be called at any time at a request of the Chairman or of any three Directors.

7.6                                 Action by Consent of the Board.  Any action required or permitted to be taken at a meeting of the Board, including at the annual meeting, may be taken without a meeting if a written consent setting forth the action so taken is signed by the number of Directors as is required by this Agreement for approval of the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Directors at a meeting duly called and held.

7.7                                 Telephonic Meetings.  Directors may participate in any meeting of the Board through the use of any means of conference telephones or similar communications equipment as long as all persons participating can hear one another. A Director so participating shall be deemed to be present in person at the meeting.

7.8                                 Quorum; Voting Requirement.  A majority of the Directors, present in person or participating in accordance with Section 7.7, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided in this Agreement, an act by the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

7.9                                 Committees.

(a)                                  The Board may establish committees of the Board. Any such committee, to the extent provided in the resolution of the Board or in this Agreement, shall have and may exercise all powers and authority of the Board in the management of the business and affairs of the Company; but no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the Members, any action or matter expressly required by this Agreement or the Act to be submitted to the Members for approval; or (ii) adopting, amending or repealing any provision of this Agreement.

(b)                                 The Board shall have an audit committee (the “Audit Committee”) comprised of Independent Directors. The Audit Committee shall establish a written audit committee charter in accordance with the rules and regulations of the NASDAQ National Market or any National Securities Exchange on which the Common Units are listed from time to time, and the Securities and Exchange Commission, as amended from time to time. The Audit Committee shall review the financial statements of the Company and the Partnership, review the external financial reporting of the Partnership, recommend engagement of the Partnership’s independent auditors, review procedures for internal auditing and the adequacy of the Partnership’s internal accounting controls and perform such other related functions as may be directed by the Board from time to time.  Each member of the Audit Committee shall satisfy the rules and regulations of the NASDAQ National Market or any National Securities Exchange on which the Common Units are listed from time to time and the Securities and Exchange Commission, as amended from time to time, pertaining to qualification for service on an audit committee.

(c)                                  The Board shall have a compensation committee (the “Compensation Committee”) comprised of Independent Directors. The Compensation Committee shall be charged with such matters pertaining to the compensation of Directors, Officers and other personnel of the Company, the review, approval and administration of any Incentive Plans put in place by the Company or the Partnership and such other related matters as may be directed by the Board from time to time.

(d)                                 The Board may have a conflicts committee comprised of no fewer than two Directors (the “Conflicts Committee”), all of whom shall be Independent Directors. The Conflicts Committee may review, and approve or disapprove, transactions in which a potential conflict of interest exists or arises between the Company, or any of its Affiliates (other than a Group Member), on the one hand, and any Group Member, any Partner (as defined in the Partnership Agreement, all in accordance with the applicable provisions of the Partnership Agreement.  Any matter approved by the Conflicts Committee in accordance with the provisions, and subject to the limitations, of the Partnership Agreement, shall not be deemed to be a breach of any fiduciary or other duties owed by the Board or any Director to the Company or the Members.

(e)                                  At every meeting of a committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by the committee of any resolution.  The chairman of the committee or a majority of the members of the committee may fix the time and place of its meetings unless the Board shall otherwise provide.  Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 7.3.  The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

7.10                           Vacancies; Increases in the Number of Directors.  Unless otherwise provided by this Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director; and any Director so chosen shall hold office until their successor shall be duly elected and qualified or until their earlier death, resignation or removal.

7.11                           Removal.  Any Director may be removed, with or without cause, by the holders of a majority of the outstanding Class A Units then entitled to vote at an election of Directors.

7.12                           Compensation of Directors.  Except as expressly provided in any written agreement between the Company and a Director or by resolution of the Board, no Director shall receive any compensation from the Company for services provided to the Company in its capacity as a Director, except that each Director shall be compensated for attendance at Board meetings at rates of compensation as from time to time established by the Board; provided, however, that the Directors who are also employees of the Company or any Affiliate thereof shall receive no compensation for their services as Directors or committee members.  In addition to the foregoing, the members of the Conflicts Committee shall receive such additional compensation as from time to time established by the Board.  All the Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service as Directors.

ARTICLE 8
OFFICERS

8.1                                 Elected Officers.  The officers of the Company (the “Officers”) shall be selected by, and serve at the pleasure of, the Board.  The Officers shall carry on the day to day activities of the Company and shall have such other authority and duties delegated to each of them, respectively, by the Board from time to time.  The Officers shall be a Chairman of the Board, a President and Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may elect in accordance with this Article 8.  The Chairman of the Board shall be chosen from among the Directors.  All Officers shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 8. Any Person may be selected by the Board to hold multiple offices. The Board may from time to time elect such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers) as it determines to be necessary or appropriate for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board.

8.2                                 Election and Term of Office.  The Officers of the Company shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the Members.  If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he shall resign or be removed pursuant to Section 8.8.

8.3                                 Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Members and of the Board. The Board may also elect a Vice Chairman to act in the place of the Chairman upon his absence or inability to act. The Chairman of the Board shall have the power to enter into binding contracts on behalf of the Company.

8.4                                 President and Chief Executive Officer.  The President and Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person’s office that may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the Members and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The President and Chief Executive Officer, if he is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board or any Vice Chairman elected by the Board, perform all duties of the Chairman of the Board and preside at all meetings of Members and of the Board.

8.5                                 Vice Presidents.  Each Executive Vice President and Senior Vice President and any other Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board.

8.6                                 Chief Financial Officer and Assistant Treasurers.  The Chief Financial Officer shall act as the Chief Financial Officer of the Company and shall exercise general supervision over the receipt, custody and disbursement of corporate funds.  The Chief Financial Officer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board.  The Chief Financial Officer shall, in general, perform all duties incident to the office of the Chief Financial Officer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board. Assistant Treasurers shall have such of the authority and perform such of the duties of the Chief Financial Officer as may be provided in this Agreement or assigned to them by the Board or the Chief Financial Officer.  Assistant Treasurers shall assist the Chief Financial Officer in the performance of the duties assigned to the Chief Financial Officer, and in assisting the Chief Financial Officer, each Assistant Treasurer shall for such purpose have the powers of the Chief Financial Officer.  During the Chief Financial Officer’s absence or inability to act, the Chief Financial Officer’s authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board may designate.

8.7                                 Secretary and Assistant Secretaries.  The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the Members. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in this Agreement or assigned to them by the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability to act, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board may designate.

8.8                                 Removal.  Any Officer elected by the Board may be removed by the affirmative vote of a majority of the Board. No elected Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

8.9                                 Vacancies.  A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

8.10                           Compensation.  The Officers shall receive such compensation for their services as may be designated by the Compensation Committee.  In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

8.11                           Powers of Attorney.  The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

8.12                           Delegation of Authority.  Unless otherwise provided by this Agreement or by resolution of the Board, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

ARTICLE 9
STANDARDS OF CONDUCT, LIABILITY AND INDEMNIFICATION

9.1                                 Standards of Conduct and Fiduciary Duties.

(a)                                  In causing the Company to make a determination or take or decline to take any action in its capacity as the general partner of the Partnership as opposed to in its individual capacity, an Indemnitee shall act in accordance with Article VII of the Partnership Agreement and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby or under the Act or any other law, rule or regulation.

(b)                                 In causing the Company to make a determination or take or decline to take any action in its individual capacity as opposed to in its capacity as the general partner of the Partnership, then, unless another express standard is provided for in this Agreement, an

Indemnitee shall act in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation. In order for a determination or other action affecting the Company to be in “good faith” for purposes of this Agreement, an Indemnitee must reasonably believe that the determination or other action is in the best interests of the Company, unless the context otherwise requires.

(c)                                  To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, to the Partnership, or to any Member, an Indemnitee acting under this Agreement shall not be liable to the Company, the Partnership or to any Member for its good faith reliance on the provisions this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnitee.

9.2                                 Liability and Exculpation.

(a)                                  Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Partnership, the Members or any Assignee, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)                                 An Indemnitee shall be fully protected in relying in good faith upon the books and records of the Company, the books and records of the Partnership, and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnitee believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

9.3                                 Indemnification.

(a)                                  To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 9.3, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(b)                                 To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to this Section 9.3 in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 9.3.

(c)                                  The Company may purchase and maintain insurance, to the extent and in such amounts as the Company determines to be reasonable, on behalf of Indemnitees and such other Persons as the Company shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Indemnitees or other Persons in connection with the activities of the Company or such Indemnitees. The Company may enter into indemnity contracts with Indemnitees or other Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations and containing such other procedures regarding indemnification as the Board determines are necessary or appropriate.

(d)                                 The indemnification provided by this Section 9.3 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

ARTICLE 10
TAXES

10.1                           Tax Returns.  The Tax Matters Member shall prepare and timely file (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its tax returns.

10.2                           Tax Elections.

(a)                                  The Company shall make the following elections on the appropriate tax returns:

(i)                                     to adopt the calendar year as the Company’s fiscal year;

(ii)                                  to adopt the accrual method of accounting;

(iii)                               to make the election under Section 754 of the Code in accordance with applicable Treasury Regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Tax Matters Member’s determination that such revocation is in the best interests of the Members;

(iv)                              to elect the remedial method under Treasury Regulations Section 1.704-3(d) for purposes of Section 704(d) of the Code; and

(v)                                 any other election the Board determines to be necessary or appropriate.

(b)                                 Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement shall be construed to sanction or approve such an election.

10.3                           Tax Matters Member.

(a)                                  Hamm Holdings, or such other Member selected by the Board, shall act as the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Member”). The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each Member to become a “notice partner” within the meaning of Section 6223 of the Code. The Tax Matters Member shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.

(b)                                 The Tax Matters Member shall take no action without the authorization of the Board, other than such action as may be required by applicable law. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c)                                  The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (as described in Section 6231(a)(3) of the Code) shall notify the other Members of such settlement agreement and its terms within 90 days from the date of the settlement.

(d)                                 No Member shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Sections 6226, 6228 or other Section of the Code with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the Members to participate in the choosing of the forum in which such petition will be filed.

(e)                                  If any Member intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

ARTICLE 11
TRANSFER OF UNITS;
ADMISSION OF SUBSTITUTE MEMBERS

11.1                           Restrictions on Transfers of Units.

(a)                                  Except as otherwise provided in this Agreement, no Member or Assignee may Transfer any Units held by such Member or Assignee to any other Person without obtaining the approval of holders of a majority of the Class A Units.  Any attempted Transfer of a Unit in violation of this Article 11 shall be, and is hereby declared, null and void ab initio, and the purported Transferee shall (a) not be admitted as a Member, (b) not be deemed to be an Assignee of the Units purported to be Transferred, and (c) have no rights to share in Profits or Losses, to receive any distributions, or to receive any allocations of income, gain, loss, deduction or credit or other similar items with respect to the Units purported to be Transferred.  If, notwithstanding the prohibition hereunder, applicable law requires that a Transfer of Units in violation of this Article 11 must be given effect, the Transferee of such noncomplying Transfer shall have only the rights of an Assignee, the Units so Transferred shall be subject to the repurchase provisions of Section 11.8, and shall also be subject to such legal and equitable remedies as may be available to the Company and the other Members.

(b)                                 The Members acknowledge and understand that interests in the Company cannot be readily purchased or sold in the open market, and that each of the Members has entered into this Agreement in substantial reliance upon the strict enforcement of the covenants and conditions of this Agreement.  Because of such limited marketability of interests, such substantial reliance on the covenants and conditions hereof, and the unique relationship that exists among Members entering into a common business venture, among other reasons, it is expressly agreed and acknowledged that the Members will be irreparably damaged in the event that this Agreement is not specifically enforced.  Should any dispute arise concerning the Transfer of Units, an injunction may be issued enjoining such Transfer pending the determination of such controversy.  Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have at law or in equity.

11.2                           Rights of Certain Class A Members and Class B Members to Transfer Units.  Notwithstanding any other provision in this Agreement to the contrary, each of the Hamm Parties and any other Class A Member or Class B Member who, together with its Affiliates, holds at least 50.1% of the outstanding Class A Units shall have the right to transfer Units to any Person without the approval of the Board or any other Member.  The transferee of such Units shall be admitted as a Substitute Member.

11.3                           Substitute Members.

(a)                                  If a Member Transfers any of its Units to a Transferee who is not already a Member, the Board shall have the right and authority (but, except as provided in this Section 11.3, not the obligation) to cause the Transferee to be admitted as a Member, subject to the requirements of this Section 11.3.

(b)                                 No Member shall have the right to substitute a Transferee as a Member in his place unless:

(i)                                     the Transferor gives the Transferee such right in writing;

(ii)                                  except for Transfers pursuant to Section 11.2 hereof, for which no Board approval shall be required, the admission of the Transferee as a Substitute Member is approved by the Board; and

(iii)                               the Transferee and the Transferor execute and deliver such instruments, in form and substance satisfactory to the Company, as the Company may deem necessary or desirable to effect such substitution and to confirm the agreement of the Transferee to be bound by all of the terms and provisions of this Agreement.

(c)                                  A Transferee who has been admitted as a Substitute Member in accordance with this Section 11.3 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member holding the same class of Units under this Agreement and shall become a signatory hereto.

(d)                                 The Company and the Members shall be entitled to treat the record owner of any Units as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Units has been received, accepted and approved by the Company and recorded on the books of the Company.

11.4                           Assignees.  Unless admitted as a Substitute Member, no Transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in this Section 11.4.  An Assignee shall be entitled to all the rights of an assignee of a Member’s interest under the Act, including the right to receive distributions from the Company and the share of Profits and Losses attributable to the Units Transferred to such Assignee, and the right to transfer the Units as provided in this Article 11, but shall not be deemed to be a holder of Units for any other purpose under this Agreement and shall not be entitled to vote or consent with respect to such Units on any matter presented to the Members for approval (such power and right to so vote and consent remaining with the Transferor).  In the event any Assignee desires to further Transfer any Units, such Assignee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Member desiring to make a Transfer of Units.

11.5                           Requirements Applicable to All Transfers.  Any Transfer of Units under this Article 11 and any admission of an Assignee as a Substitute Member shall also be subject to the following requirements, and such Transfer shall not be effective unless such requirements are satisfied; provided, however, that the Board may waive any of the following requirements:

(a)                                  The following documents must be delivered to the Board and must be satisfactory, in form and substance, to the Board:

(i)                                     A copy of the instrument pursuant to which the Transfer is effected;

(ii)                                  An instrument, executed by the Transferor and the Transferee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 11.5(a)(i):

(A)                              the notice address of the Transferee;

(B)                                the class and amount of Units transferred to the Transferee;

(C)                                if the Transferee is not already a Member, the Transferee’s request to become a Substitute Member and an agreement by the Transferee (and such Transferee’s spouse, if applicable) to become a party to and to be bound by the terms and conditions of this Agreement;

(D)                               representations and warranties by the Transferor and Transferee that the Transfer is being made in accordance with this Article 11 and applicable laws; and

(iii)                               Such opinions of counsel regarding tax and securities law matters as the Board may require.

(b)                                 The Transferor and Transferee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Transfer and, if applicable, admission of the Transferee as a Member, including the legal fees incurred in connection with the legal opinions referred to in Section 11.5(a)(iii) and any costs incurred in amending this Agreement.

(c)                                  Any Transferee, whether or not admitted as a Substitute Member, shall take the Transferred Units subject to the obligations of the Transferor.

11.6                           Release of Transferor’s Liability.  No Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the Transferor are assumed by a successor entity by operation of law) shall relieve the Transferor of any of its continuing obligations under this Agreement without the approval of the Board.

11.7                           Prohibition Against Hypothecation.  No Units shall be subject to the claims of any creditor or to the legal process, and may not be voluntarily or involuntarily alienated or encumbered except (a) as may be authorized by the Board or (b) with respect to security interest or other claims in favor of the Company or any of its Affiliates.  Any attempted grant of a security interest in any Units by a Member in violation of this Agreement shall be a breach of this Agreement and such attempted grant shall be, and is hereby declared, null and void ab initio.

11.8                           Option to Repurchase Units Assigned by Operation of Law in Violation of Article 11.  If, notwithstanding the prohibition set forth in Section 11.1, applicable law requires that a Transfer of Units in breach of this Article 11 must be given effect (an “Involuntary Transfer”), the Company shall have, for a period of five years following the effective date of such Transfer (the “Involuntary Transfer Date”), the right to purchase from the Transferee of such Units any Units so Transferred.  The purchase price for each such Unit shall be (1) the Class B Valuation Price for each Vested Class B Unit so Transferred, (2) $1.00 multiplied by a fraction, the numerator of which is the aggregate number of Unvested Class B Units so Transferred and the denominator of which is the aggregate number of Unvested Class B Units then outstanding, for each Unvested Class B Unit so Transferred, and (3) $1.00 multiplied by a fraction, the numerator of which is the aggregate number of Class A Units so Transferred and the denominator of which is the aggregate number of Class A Units then outstanding, for each Class A Unit so Transferred.  The Class B Valuation Price shall be calculated as of the Involuntary Transfer Date.  If the Company exercises the right to repurchase Units pursuant to this Section 11.8, the purchase price shall be paid by the Company in cash to such Transferee within 60 days after giving notice to the Transferee of its election to repurchase such Units.

11.9                           General Provisions relating to Transfer of Units.

(a)                                  No Member may withdraw from the Company, other than (i) as a result of a Transfer of all of such Member’s Units in accordance with this Article 11 with respect to which the Transferee becomes a Substitute Member in place of the Transferor or (ii) upon the purchase of all of a Member’s Mandatory Sale Units in the case of a Terminating Holder.  Except as otherwise provided in this Agreement, any Member who Transfers all of the Units held by such Member in a Transfer permitted pursuant to this Article 11 where the Transferee is admitted as a Substitute Member or pursuant to a Mandatory Sale shall automatically cease to be a Member as of the date of consummation of such Transfer.

(b)                                 Subject to Section 11.1, all distributions and allocations with respect to which the record date is before the effective date of any Transfer shall be made to the Transferor, and all distributions and allocations thereafter shall be made to the Transferee.

(c)                                  In addition to any other restrictions on Transfer contained herein, in no event may any Transfer or assignment of Units by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Units, or (ii) in violation of applicable law.

11.10                     Further Admissions of Additional Members.  Subject to Article 14, the Company may authorize the issuance of additional Units to any Person at any time for such consideration as the Company deems appropriate.  The issuance of additional Units to any Person who is not then a Member shall be subject to the approval of the holders of at least 51% of the Class A Units then outstanding.  If Units are issued hereunder to any Person who is not already a Member, any such new Member shall, as a condition to admission, execute and acknowledge such instruments as the Company determines to be necessary or advisable to effect the admission of such Person as a Member, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement.

ARTICLE 12
PURCHASE OF CLASS B UNITS

12.1                           Put Right Upon Certain Events.  If a Management Member suffers a Termination Event, then the affected Management Member (or the estate or legal representative of such Management Member, as applicable), may make an election, during the Put Period (as defined below), to cause the Company to purchase all, but not less than all, of such Management Member’s (1) Vested Class B Units (after giving effect to the impact on vesting of the Termination Event), if any, at a price per Vested Class B Unit equal to the Class B Valuation Price, (2) Unvested Class B Units (after giving effect to the impact on vesting of the Termination Event), if any, at an aggregate price equal to $1.00 multiplied by a fraction, the numerator of which is the aggregate number of Unvested Class B Units beneficially owned by such Management Member and the denominator of which is the aggregate number of Unvested Class B Units then outstanding, and (3) Class A Units at an aggregate price equal to $1.00 multiplied by a fraction, the numerator of which is the aggregate number of Class A Units beneficially owned by such Management Member and the denominator of which is the aggregate number of Class A Units then outstanding (collectively, the “Put Price”) and on the Put Terms.  For purposes of Article 11 and 12, Randy Moeder’s Units will also include any Units owned by Equity Financial.

(a)                                  Elections by a Management Member (or his estate or legal representative) to sell all of such Member’s Management Units (a “Put Election”) may be made during the period beginning on the date of the applicable Termination Event and ending on the date that is 120 days after the Termination Event (the “Put Period”).  A Management Member (or his estate or legal representative) who elects to sell his Units (a “Selling Holder”) shall provide notice of such election to the Company within the Put Period.

(b)                                 The Class B Valuation Price shall be calculated as of the date of the Termination Event.

(c)                                  The Company shall purchase the Selling Holder’s Units in the following manner (the “Put Terms”):

(i)                                     The Put Price shall be paid to a Selling Holder in cash by wire transfer of immediately available funds within 30 days of the Company’s receipt of the Put Election;

(ii)                                  The Selling Holder shall, as a condition to receiving the Put Price, deliver such instruments to the Company, in form and substance satisfactory to the Company, as the Company determines to be necessary or desirable to effect the purchase of the Selling Holder’s Units; and

(iii)                               The Company shall pay all of the costs reasonably incurred by the Selling Holder in connection with this Section 12.1.

12.2                           Call Right Upon Certain Events.

(a)                                  If a Management Member (a “Terminating Holder”) ceases to be an officer or employee of the Company, whether voluntarily or involuntarily, (a “Mandatory Sale Event”)

then, at the election and option of the Company, the Terminating Holder shall sell to the Company (a “Mandatory Sale”) all, but not less than all, of such Terminating Holder’s (i) Vested Class B Units, if any, (after giving effect to the impact on vesting of the Mandatory Sale Event) at a price per Vested Class B Unit equal to the Class B Valuation Price, (ii) Unvested Class B Units, if any, (after giving effect to the impact on vesting of the Mandatory Sale Event) at an aggregate price equal to $1.00 multiplied by a fraction, the numerator of which is the aggregate number of Unvested Class B Units beneficially owned by such Management Member and the denominator of which is the aggregate number of Unvested Class B Units then outstanding and (iii) Class A Units at an aggregate price equal to $1.00 multiplied by a fraction, the numerator of which is the aggregate number of Class A Units beneficially owned by such Management Member and the denominator of which is the aggregate number of Class A Units then outstanding (collectively, the “Mandatory Sale Price”) and on the Mandatory Sale Terms.  The Company shall have the right to effect a Mandatory Sale for a 12-month period following the date of the relevant Mandatory Sale Event (the “Mandatory Sale Date”).  To exercise this right, the Company must provide a written notice to that effect to the Terminating Holder (a “Mandatory Sale Notice”).

(b)                                 If the Company has elected to effect a Mandatory Sale, the Terminating Holder shall sell the Terminating Holder’s Units (the “Mandatory Sale Units”) in the following manner (the “Mandatory Sale Terms”):

(i)                                     The Mandatory Sale Price shall be paid to a Terminating Holder in cash by wire transfer of immediately available funds within 30 days of the Mandatory Sale Date;

(ii)                                  The Terminating Holder shall, as a condition to receiving the Mandatory Sale Price, deliver such instruments to the Company, in form and substance satisfactory to the Company, as the Company determines to be necessary or desirable to effect the purchase of the Mandatory Sale Units; and

(iii)                               The Company shall pay all of the costs reasonably incurred by the Terminating Holder in connection with a Mandatory Sale.

12.3                           Termination of Class A Units.  Upon the Transfer by a Management Member of all, but not less than all, of his Class B Units, the Class A Units held by such Management Member shall be automatically canceled.

ARTICLE 13
CO-SALE OBLIGATIONS

13.1                           Notice of Certain Sales.  If one or more of the Class B Members (the “Selling Class B Members”) proposes to Transfer Class B Units representing 50% or more of the outstanding Class B Units in one or more related arms’-length transactions to any Person that is not an Affiliate of any of the Selling Class B Members, then the Selling Class B Members shall give written notice (the “Co-Sale Notice”) to the Company and to each of the Class B Members that is not a Selling Class B Member (the “Non-Selling Members”) at least 30 calendar days prior to the closing of such Transfer.  The Co-Sale Notice shall describe in reasonable detail

(i) the identification of the Selling Class B Members, (ii) the Selling Class B Member to which the Non-Selling Members shall direct all notices pursuant to this Article 13 (the “Selling Class B Members Representative”) and (iii) the proposed Transfer including, without limitation, the nature of such Transfer, the proposed closing date of such Transfer, the consideration to be paid, whether such consideration is to be paid in one lump sum or installments, the name and address of each prospective Transferee (the “Co-Sale Transferee”), and the other material terms of the Transfer (the “Co-Sale Terms”).

13.2                           Co-Sale Obligations and Rights.

(a)                                  If in the Co-Sale Notice the Selling Class B Members elect to require each of the Non-Selling Members to participate in the proposed Transaction (the “Drag-Along Election”), upon delivery of the Co-Sale Notice, each Non-Selling Member shall be required to participate in such Transfer by Transferring Class B Units on the same terms and conditions specified in the Co-Sale Notice (the “Co-Sale Obligation”).

(b)                                 If the Selling Class B Members do not make a Drag-Along Election in the Co-Sale Notice, each Non-Selling Member shall have the right to elect, by providing written notice to the Selling Class B Members Representative at least 20 calendar days prior to the projected closing date of the applicable Transfer as set forth in the Co-Sale Notice, to sell to the Co-Sale Transferee a number of Class B Units equal to the product of (i) the aggregate number of Class B Units proposed to be Transferred to the Co-Sale Transferee and (ii) a fraction, the numerator of which is the number of Class B Units held by such Non-Selling Member and the denominator of which is the aggregate number of outstanding Class B Units.

13.3                           Delivery of Documents to Effectuate Transfer.  Each Non-Selling Member participating in the Transfer shall effect its participation in the Transfer by promptly delivering to the Selling Class B Members Representative such instruments, in form and substance satisfactory to the Selling Class B Members Representative, as the Selling Class B Members Representative may deem necessary or desirable to effect the Transfer specified in the Co-Sale Notice.

13.4                           Consummation of Transfer.  Concurrently with the consummation of the Transfer specified in the Co-Sale Notice, the Selling Class B Members Representative shall remit or cause to be remitted to each Non-Selling Member that portion of the Transfer consideration to which such Non-Selling Member is entitled by reason of his participation in such Transfer.

13.5                           Exempt Transfers.  Notwithstanding the foregoing, the provisions of this Article 13 shall not apply to (i) any pledge of Class B Units made pursuant to a bona fide loan transaction that creates a mere security interest or (ii) any bona fide gift.

13.6                           Termination of Rights Conferred in this Article 13.  The provisions of this Article 13 shall terminate upon the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of a merger or consolidation resulting in the exchange of Units for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

ARTICLE 14
PREEMPTIVE RIGHTS

14.1                           Grant of Preemptive Rights.  The Company hereby grants to (a) each Class A Member the right on the terms and conditions set forth in this Article 14 to purchase such Class A Member’s Pro Rata share of Class A Equivalent Membership Interests that the Company may, after the date hereof, from time to time, propose to sell and issue for cash consideration and (b) each Class B Member the right on the terms and conditions set forth in this Article 14 to purchase such Class B Member’s Pro Rata share of New Membership Interests that the Company may, after the date hereof, from time to time, propose to sell and issue for cash consideration.

14.2                           Definition of Class A Equivalent Membership Interests.  “Class A Equivalent Membership Interests” shall mean any newly authorized and not then issued Class A Units or other Membership Interests that have substantially the same rights and obligations as the Class A Units.

14.3                           Definition of “New Membership Interests”.  “New Membership Interests” shall mean any newly authorized and not then issued Membership Interests; provided however, that the term “New Membership Interests” does not include:

(a)                                  Membership Interests issued to financial institutions as consideration for or in connection with any credit facilities obtained by the Company or the Partnership;

(b)                                 Membership Interests issued in order to ensure compliance with any of the Company’s or the Partnership’s debt instruments or credit agreements;

(c)                                  Membership Interests issued or to be issued to Directors, employees or officers of, or consultants or advisors to the Company or the Partnership pursuant to stock purchase or equity option plans or other arrangements that are approved by the Board;

(d)                                 Membership Interests issued upon the conversion or exercise of options or other rights that were issued in compliance with this Article 14;

(e)                                  Membership Interests issued to new Members in compliance with Section 11.10; or

(f)                                    Class A Equivalent Membership Interests.

14.4                           Terms of the Preemptive Rights Offering.  If the Company proposes to undertake an issuance of Class A Equivalent Membership Interests or New Membership Interests, it shall give the Class A Members or the Class B Members, as applicable, written notice of such proposal describing the type of Class A Equivalent Membership Interests or New Membership Interests, the cash consideration to be paid for the Class A Equivalent Membership Interests or the New Membership Interests and the general terms upon which the Company proposes to issue the Class A Equivalent Membership Interests or the New Membership Interests, as applicable.  Each of the applicable Members shall have thirty (30) days from the date of receipt of the notice to agree to purchase up to its pro rata share of such Class A Equivalent Membership Interests or the New Membership Interests, as applicable, for the cash consideration and upon the general terms specified in the notice by giving written notice to the Company that states the quantity of Class A Equivalent Membership Interests or the New Membership Interests, as applicable, to be purchased.  If any Member elects to purchase less than its pro rata share of the Class A Equivalent Membership Interests or the New Membership Interests, as applicable, so offered, the pro rata share of such Member not so purchased may be purchased within such period by Hamm Holdings in respect of Class A equivalent Membership Interests and by Continental Holdings in respect of New Membership Interests.

ARTICLE 15
BOOKS OF ACCOUNT, RECORDS AND REPORTS

15.1                           Preparation and Maintenance of Books and Records.  The Company shall prepare and maintain records and books of account covering such matters relative to the Company’s business as are usually entered into records and books of account maintained by limited liability companies engaged in businesses of like character. The Company’s books and records shall be maintained in accordance with partnership accounting practices and procedures and shall incorporate such method of tax accounting as the Board determines is permissible and would be in the best interests of the Company.

15.2                           Company Documentation Requirements.  The Company shall keep at its principal office the following:

(a)                                  A current list of the full name and last known business or residence address of each Member and Assignee (if any) set forth in alphabetical order together with the capital contribution of each Member and Assignee;

(b)                                 Copies of the Company’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(c)                                  A copy of the Certificate of Formation and all amendments thereto;

(d)                                 Copies of this Agreement and all amendments thereto;

(e)                                  The books and records of the Company as they relate to the business affairs and operations of the Company for the current and the four most recent fiscal years; and

(f)                                    Any other books and records that the Company is required to maintain under the Act or other applicable law.

15.3                           Fiscal Year.  The Fiscal Year of the Company shall be the calendar year.

15.4                           Company Funds.  The funds of the Company shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Board. All withdrawals from any such bank accounts shall be made by the duly authorized agent or agents of the Company.

15.5                           Statements.

(a)                                  The Company shall cause to be prepared at least annually, at Company expense, the information related to the Company’s business activities necessary for the preparation of each Members’ federal and state income tax returns, and upon the written request of a Member, the Company shall send or cause to be sent such information relevant for such Member to each requesting Member within 90 days after the end of each taxable year, unless the Company reasonably determines there is good reason to defer the sending of such information, but in no event shall such information be sent to such Member later than 180 days after the end of the taxable year. If the Company deems it required or desirable, a copy of the Company’s federal, state and/or local income tax or information returns for that year shall also be sent to such Member along with such information.

(b)                                 The Company shall provide to the Members such annual or other periodic reports on its business and financial affairs as may be required under the Act, other applicable law, or as otherwise deemed appropriate by the Board.

(c)                                  In addition to the information, reports and statements furnished to the Members pursuant to subsections 15.5(a) and (b), the Company shall obtain an annual audit of the Company certified to by an independent certified public accountant, which shall be transmitted by the Company to each requesting Member within three months after the close of each fiscal year, containing, at a minimum:

(i)                                     a balance sheet of the Company as of the beginning and close of such fiscal year;

(ii)                                  a statement of Company Profits and Losses for such fiscal year; and

(iii)                               a statement of such Member’s Capital Account as of the close of such fiscal year, and changes therein during such fiscal year.

ARTICLE 16
DISSOLUTION AND TERMINATION OF THE COMPANY

16.1                           Dissolution.  The death, dissolution, bankruptcy, expulsion or removal of a Member shall not cause the dissolution of the Company, and upon any such event the business of the Company shall continue to be conducted pursuant to the terms of this Agreement. The Company shall be dissolved and its affairs wound up on the happening of any of the following events (herein each a “Dissolution Event”):

(a)                                  By an election by the Members holding at least 66 2/3% of the outstanding Class A Units to dissolve the Company;

(b)                                 The entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Act; or

(c)                                  The occurrence of any event that makes it unlawful for the business of the Company to be carried on or for the Members to carry on such business in a limited liability company form.

16.2                           Winding Up and Liquidation.  Upon the occurrence of a Dissolution Event, the Class A Member holding the greatest number of Class A Units (the “Liquidator”) shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business of the Company to be wound up as promptly as possible. To the extent permitted by the Act, the proceeds of such liquidation shall be applied, first, to creditors in satisfaction of liabilities of the Company (whether by payment or by making of reasonable provision for payment), including any loans to the Company by Members, and any remaining assets of the Company shall be distributed in accordance with Section 4.4. The holders of Units shall continue to share distributions, profits, losses and allocations during the period of liquidation in accordance with Articles 3, 4 and 5. Except as otherwise authorized by the Board, the Liquidator shall not be entitled to any special compensation for serving as the liquidator of the Company.

16.3                           No Recourse.  A Member shall look solely to the assets of the Company for the return of its Capital Contributions, and if the assets remaining after the payment and discharge of Company debts and liabilities are insufficient to provide for the return of its Capital Contributions, a Member shall have no recourse against any other Member. No holder of an interest in the Company shall have any right to demand or receive property other than cash upon dissolution, winding up and termination of the Company.

16.4                           No Deficit Contribution Obligation.  No Member shall have any obligation, upon a liquidation, to make any Capital Contribution for purposes of eliminating or diminishing any negative balance in such Member’s Capital Account.

ARTICLE 17
AMENDMENTS; POWER OF ATTORNEY

17.1                           Amendments Generally.  Except as otherwise provided in this Agreement, any provision of this Agreement may be amended pursuant to any amendment that is approved by Class A Members holding at least 50% of the total Class A Units then outstanding.  In addition to the approvals required by the immediately preceding sentence, any amendment to this Agreement that (a) materially and adversely affects the then existing rights, duties, obligations or restrictions of the Class B Members shall require the approval of Class B Members holding at least 50% of the total Class B Units then outstanding or (b) materially and adversely affects the then existing rights, duties, obligations or restrictions of a Management Member that is not generally applicable to all Class B Units shall require the approval of such Management Member.

17.2                           Power of Attorney.  Each Member hereby irrevocably appoints the Class A Member holding the greatest number of Class A Units as its true and lawful attorney-in-fact, with full power and authority, on behalf and in the name of such Member, to execute, acknowledge, swear to and file pertinent instruments (a) in connection with any amendment to this Agreement approved in accordance with this Article 14, (i) to admit additional or Substitute Members as authorized by this Agreement, and (ii) in any other respect, provided there has been compliance with this Agreement with respect to the amendment in question, and (b) required of the Company by applicable law.

ARTICLE 18
MISCELLANEOUS

18.1                           No Registration of Units.  Each Member agrees that the Units being issued hereunder to the Members may be securities and that such Units have been issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or registration or qualification under any state securities or “Blue Sky” laws, in reliance on exemptions from those registration and qualification provisions. Each Member represents and warrants to the Company that it has acquired or is acquiring its Units for investment purposes only and without any view toward or intent to dispose of or distribute such Units or any interest therein. Each Member also agrees that, in the absence of an applicable exemption from registration and qualification, neither the Units, nor any interest therein may be transferred without registration under the Securities Act and registration or qualification under applicable state securities or “Blue Sky” laws.

18.2                           Exhibits.  Each of the Exhibits attached to this Agreement are incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit in this Agreement shall be deemed to include this reference and incorporation.

18.3                           Severability.  If any provision of this Agreement or portion thereof, or the application of such provision or portion thereof to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision or portion thereof to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

18.4                           Successors and Assigns.  Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs executors, administrators and successors, and all other persons hereafter having or holding an interest in this Company, whether as Assignees, Transferees, Substitute Members, Additional Members or otherwise.

18.5                           Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware.  Each Member consents to the exclusive jurisdiction of the federal and state courts located in Wilmington, Delaware with respect to any litigation arising under or related to this Agreement.

18.6                           Counterparts.  This Agreement may be executed by original or facsimile signature in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

18.7                           No Third Party Beneficiaries.  The provisions of this Agreement shall not be for the benefit of, nor shall they be enforceable by, any Person who is not an Assignee or a party to this Agreement.

18.8                           Notices.  Except as expressly provided otherwise in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the Person, postage prepaid, and registered or certified with return receipt requested, or by delivering that writing to the Person in person, by courier, or by facsimile transmission. If mailed or delivered by courier, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, or when deposited with a reputable overnight courier, addressed to the Person at its address as it appears in the records of the Company. If given by facsimile transmission, such notice shall be deemed to be given when upon receipt of confirmation of a successful facsimile transmission to the facsimile number of the Person as it appears in the records of the Company. If given personally or otherwise than by mail, courier or facsimile transmission, such notice shall be deemed to be given when either handed to the Person or delivered to the Person’s address as it appears in the records of the Company. All notices, requests, and consents to be given to a Member must be sent or delivered to the address given for that Member as reflected in this Agreement or such other address as that Member may specify by written notice to the Company and to the other Members. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

18.9                           Spouses.  The Spouses signatory hereto hereby acknowledge that they are fully aware of, understand, and fully consent and agree to the provisions of this Agreement and its binding effect on any interest that each Spouse may have by reason of marriage to a Member in any Units held by that Member.  Any obligation of a Member or his estate or legal representative to sell of offer to sell his Units under the terms of this Agreement includes an obligation on the part of that Spouse to sell or offer to sell any interest she may have in the same manner.

18.10                     Entire Agreement; Interpretation.  This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings between them with respect to said subject matter, and specifically, but without limiting the foregoing, supercedes and replaces that certain Limited Liability Company Agreement of Hiland Partners GP, LLC dated as of October 18, 2004. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein. This Agreement is not to be interpreted for or against any Member or the Company, and no Person will be deemed the draftsperson of this Agreement.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Limited Liability Company Agreement effective as of the Effective Date.

HILAND PARTNERS GP, LLC

By:	/s/ RANDY MOEDER
Name:	Randy Moeder
Title:	Chief Executive Officer and President

CLASS A MEMBERS:

HH GP HOLDING, LLC

/s/ HAROLD HAMM
Name:	Harold Hamm
Title:	Chief Executive Officer

/s/ RANDY MOEDER
RANDY MOEDER

EQUITY FINANCIAL SERVICES, INC.

/s/ RANDY MOEDER
Name:	Randy Moeder
Title:	Chief Executive Officer

/s/ KEN MAPLES
KEN MAPLES

[Signature Page to the GP LLC Agreement]

CLASS B MEMBERS:

CONTINENTAL GAS HOLDINGS, INC.

/s/ HAROLD HAMM
Name:	Harold Hamm
Title:	President

EQUITY FINANCIAL SERVICES, INC.

/s/ RANDY MOEDER
Name:	Randy Moeder
Title:	Chief Executive Officer

HAROLD HAMM DST TRUST

/s/ BERT MACKIE
Name:	Bert Mackie
Title:	Trustee

HAROLD HAMM HJ TRUST

/s/ BERT MACKIE
Name:	Bert Mackie
Title:	Trustee

/s/ RANDY MOEDER
RANDY MOEDER

/s/ KEN MAPLES
KEN MAPLES

[Signature Page to the GP LLC Agreement]

SCHEDULE A

SCHEDULE OF MEMBERS

Name & Address	Number of Class A Units	Number of Class B Units

Continental Gas Holdings, Inc.	0	6,141

Equity Financial Services, Inc.	0	70

Harold Hamm DST Trust	0	1,956

Harold Hamm HJ Trust	0	1,303

Ken Maples	20	200

Randy Moeder	40	330

HH GP Holding, LLC	940	0

EXHIBIT A

NON-NEGOTIABLE UNIT CERTIFICATE FOR
UNITS IN HILAND PARTNERS GP, LLC

“This Certificate and the Units represented hereby are subject to a certain Amended and Restated Limited Liability Company Agreement dated as of February 15, 2005, and any amendment thereto, a copy of which agreement is on file at the principal place of business of the Company, and, except as otherwise provided in said agreement, any sale, gift, pledge, assignment, bequest, transfer, transfer in trust, mortgage, alienation, hypothecation, encumbering or disposition of Units in any manner whatsoever, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or transfer by operation of law or otherwise, or any transfer as a result of any voluntary or involuntary legal proceedings, execution, sale, bankruptcy, insolvency, or otherwise of this Certificate or the Units represented hereby in violation of said agreement shall be invalid.”

Certificate No.	Class [ ] Units

Hiland Partners GP, LLC, a Delaware limited liability company (the “Company”), hereby certifies that                           (the “Holder”) is the registered owner of the above referenced Units in the Company.  This Certificate is issued pursuant to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 15, 2005, as the same may be amended, modified or supplemented from time to time (the “Limited Liability Company Agreement”). The rights, powers, preferences, restrictions and limitations of the Units represented hereby are set forth in, and the Certificate and the Units represented hereby are issued and shall in all respects be subject to, the terms and provisions of, the Limited Liability Company Agreement. THE UNITS REPRESENTED BY THIS CERTIFICATE ARE NONTRANSFERABLE EXCEPT AS EXPRESSLY PROVIDED IN THE LIMITED LIABILITY COMPANY AGREEMENT. By acceptance of this Certificate for the above referenced Units, and as a condition to being entitled to any rights and/or benefits with respect to the Units evidenced hereby, the Holder hereof (including any transferee hereof) is deemed to have agreed, whether or not such Holder is admitted to the Company as a Member of the Company with respect to the Units evidenced hereby, to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement.

Date:	Hiland Partners GP, LLC

By:
	Name:	Randy Moeder
	Title:	President and Chief Executive Officer

By:
	Name:	Ken Maples
	Title:	Secretary

EXHIBIT B

VESTING

The following special provisions apply to 330 Class B Units owned by Randy Moeder and 200 Class B Units owned by Ken Maples, which as of the date of the Agreement constitute Unvested Class B Units and are collectively referred to herein as the “Initial Unvested Class B Units.”

1.1                                 Defined Terms.  Capitalized terms defined in this Exhibit shall have the meanings given to them only for purposes of this Schedule, as the same terms may be differently defined elsewhere in the Agreement (including the Schedules, Attachments and Exhibits thereto).  Capitalized terms used in this Schedule that are not defined herein shall have the meanings given thereto in the Agreement (excluding the Schedules made a part thereof).

1.2                                 Vesting.

(a)                                  The Initial Unvested Class B Units have been granted by the Company to provide incentive compensation to the Management Members.  Each Management Member acknowledges and agrees that an integral component of such compensation includes the vesting and forfeiture provisions set forth in this Exhibit B and in the Agreement and, absent these vesting and forfeiture provisions, the Company would not have issued such Class B Units to such individuals.

(b)                                 The Initial Unvested Class B Units shall vest in accordance with this Section 1.2(b).

(i)                                     The Initial Unvested Class B Units held by a particular Management Member shall vest in equal annual amounts over three years as follows:

(A)                              One-third of the total number of Initial Unvested Class B Units issued to each Management Member shall vest on the first anniversary of the date of the Agreement.

(B)                                An additional one-third of the total number of Initial Unvested Class B Units issued to each Management Member shall vest on the second anniversary of the date of the Agreement.

(C)                                An additional one-third of the total number of Initial Unvested Class B Units issued to each Management Member shall vest on the third anniversary of the date of the Agreement.

(ii)                                  Upon the occurrence of a Termination Event in respect of a Management Member, the Initial Unvested Class B Units held by such Management Member that have not previously vested shall become fully vested.

(iii)                               Upon the occurrence of a Change of Control, the Initial Unvested Class B Units that have not previously vested shall become fully vested.